                                                    EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ___

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

            N/A                     20-1177241
            (Jurisdiction of incorporation                 (I.R.S. Employer
            or organization if not a U.S.                     Identification No.)
            national bank)

            452 Fifth Ave
            New York, New York                     10018-2706
            (Address of principal executive offices)            (Zip Code)
Jamie Pratt, Managing Director
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-6039
(Name, address and telephone number of agent for service)

TEREX CORPORATION
(Exact name of obligor as specified in its charter)

Delaware                             34-1531521
            (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

         45 Glover Avenue, 4th Floor
Norwalk, Connecticut                        06850
            (Address of principal executive offices)                (Zip Code)

Senior Debt Securities
(Title of Indenture Securities)

8675169v.1

General
Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory
authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

Items 3-15.    Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(4)	Copy of the Amended and Restated Articles of Association of HSBC Bank USA, National Association and as amended and restated as of November 7, 2022.

T1A(ii)	(2)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(1)	OCC Certification of Fiduciary Powers dated February 20, 2019 for HSBC Bank USA, National Association

T1A(iv)	(4)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(3)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (March 31, 2023), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-236366 and incorporated herein by reference thereto.

(2)Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(3)Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-243528 and incorporated herein by reference thereto.

(4) Exhibit previously filed with the Securities and Exchange Commission with Registration No.
333-269690 and incorporated herein by reference thereto.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 25th day of July, 2023.

HSBC BANK USA, NATIONAL
ASSOCIATION

By: /s/ Kevin Glatting
Kevin Glatting
Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

HSBC Bank USA, National Association
of Tysons, VA 22102
and Foreign and Domestic Offices,
at the close of business March 31, 2023, filed in accordance with 12 U.S.C. §161 for National Banks.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$921,919
Interest-bearing balances	$22,821,907
Securities:
Held-to-maturity securities	$10,551,798
Available-for-sale debt securities	$26,725,544
Equity securities with readily determinable fair value not held for trading	$120,552
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$0
Securities purchased under agreements to resell	$21,721,039
Loans and lease financing receivables:
Loans and leases held for sale	$448,048
Loans and leases, held for investment	$57,737,446
LESS: Allowance for loan and lease losses	$570,815
Loans and leases held for investment, net of allowance	$57,166,631
Trading assets	$17,581,228
Premises and fixed assets (including capitalized leases)	$187,877
Other real estate owned	$1,655
Investments in unconsolidated subsidiaries and associated companies	$8,801
Direct and indirect investments in real estate ventures	$0
Intangible assets	$478,880
Other assets	$5,755,982

Total assets	$164,491,861

LIABILITIES
Deposits:
In domestic offices	$132,679,109
Noninterest-bearing	$38,093,134
Interest-bearing	$94,585,975
In foreign offices, Edge and Agreement subsidiaries, and IBFs	$5,254,558
Noninterest-bearing	$0
Interest-bearing	$5,254,558
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$0
Securities sold under agreements to repurchase	$0

8675031v.1

Dollar Amounts In Thousands
Trading liabilities	$2,243,418
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	$3,204,981
Subordinated notes and debentures	$1,433,974
Other liabilities	$3,170,283

Total liabilities	$147,986,323

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$1,500,000
Common stock	$2,001
Surplus (exclude all surplus related to preferred stock)	$13,031,441
Retained earnings	$4,228,729
Accumulated other comprehensive income	-$2,256,633
Other equity capital components	$0

Total bank equity capital	$16,505,538
Noncontrolling (minority) interests in consolidated subsidiaries	$0

Total equity capital	$16,505,538

Total liabilities, and equity capital	$164,491,861